UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2019

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

1180 Seminole Trail, Suite 495

Charlottesville, VA 22902

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Adial Pharmaceuticals, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K to amend the Current Report on Form 8-K filed on January 25, 2019 (the “Original Form 8-K”) for the sole purpose of correcting a typographical error on the cover page of the Original Form 8-K. As corrected, the cover page now reads: “Date of Report (date of earliest event reported): January 21, 2019”. All other information in the Original Form 8-K is unchanged.

Item 3.02. Unregistered Sales of Equity Securities.

On January 21, 2019, Adial Pharmaceuticals, Inc. (the “Company”), exchanged a currently outstanding warrant to purchase 300,000 shares of common stock exercisable at a per share price of $3.75, with a cashless exercise feature, exercisable for a period of five years from its date of issuance for a new warrant to purchase 300,000 shares of common stock at an exercise price of $3.75, with a cashless exercise feature allowing for a maximum issuance of 125,000 shares of common stock upon a cashless exercise, exercisable until April 17, 2019. Subsequent to the exchange, the warrant holder exercised the new warrant in full, retiring the warrant. The Company issued the new warrant and the shares of common stock upon exercise of the new warrant in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as the issuance was made to an existing security holder, there was no additional consideration paid for the new warrant or the shares of common stock and no commission or other remuneration was paid.

In addition, on November 26, 2018 and December 15, 2018, the Company issued 100,000 and 18,750 shares of common stock, respectively, to two consultants in consideration of strategic management consulting services and investor relations services to be rendered to the Company. Based on the closing price of the Company’s stock on the day prior to issuance of $1.33 and $3.80, respectively, the value of the shares issued was $133,000 and $71,250, respectively. The issuance of these securities was exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction not involving a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access to information provided by the Company and to information about the Company. The sales of these securities were made without any general solicitation or advertising.

Item 8.01. Other Events.

On January 24, 2019, the Company issued a press release announcing that it has received $1.2 million in capital through the voluntary exercise of previously outstanding warrants to purchase 243,100 shares of its common stock and that 125,000 shares of its common stock were issued as part of the cashless exercise of warrants.

The information regarding the warrant exchange and issuances of common stock upon exercise of the warrant as set forth under Item 3.02 of this Form 8-K is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Adial Pharmaceuticals, Inc. dated January 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2019	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Adial Pharmaceuticals, Inc. dated January 24, 2019

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